Exhibit 99.3

Joint Press Release

For Immediate Release

Company Name:  Dainippon Sumitomo Pharma Co., Ltd.

Representative:  Masayo Tada, President

(Securities Code: 4506, 1st Section of TSE and OSE)

Contact:  Atsuko Higuchi, Director, Public Relations

Phone: 06-6203-1407

Company Name:  Sepracor Inc.

Representative:  Adrian Adams, President and Chief Executive Officer

Contact:  Jonaé R. Barnes,

Sr. Vice President, Investor Relations and Corporate Communications

Phone:   (508) 481-6700

DAINIPPON SUMITOMO PHARMA CO., LTD. COMPLETES ACQUISITION OF SEPRACOR INC.

OSAKA, Japan and MARLBOROUGH, Mass. — October 20, 2009  — Dainippon Sumitomo Pharma Co., Ltd. (“DSP”) and Sepracor Inc. (“Sepracor”) (NASDAQ: SEPR) today announce the successful completion of DSP’s acquisition of Sepracor for US$23.00 per share in cash.  DSP completed the acquisition through a cash tender offer and by exercising an option to acquire additional shares directly from Sepracor followed by a short-form merger of an indirect wholly-owned subsidiary of DSP with and into Sepracor on October 20, 2009.  Sepracor is now an indirect wholly-owned subsidiary of DSP.

As a result of the merger, each outstanding share of Sepracor common stock not validly tendered and accepted for payment in the tender offer (other than shares held in the treasury of Sepracor and any shares owned by Sepracor, DSP or any of their subsidiaries) was, subject to the exercise of appraisal rights  under Delaware law, converted into the right to receive the same $23.00 in cash per share, without interest and subject to applicable withholding of taxes, that was paid in the tender offer.  Computershare Trust Company, N.A., as the paying agent for the merger, will mail to the remaining former stockholders of Sepracor materials necessary to exchange their former Sepracor shares for such payment.  As a result of the merger, trading of Sepracor common stock on The NASDAQ Global Select Market will cease and Sepracor will no longer have reporting obligations under the Securities Exchange Act of 1934.

Nomura Securities Co., Ltd. and Thomas Weisel Partners LLC acted as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to DSP.  J.P. Morgan Securities Inc. and Jefferies & Company, Inc. acted as financial advisors and Willkie Farr & Gallagher LLP and Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisors to Sepracor.

About DSP

DSP is a multi-billion dollar, top-ten listed pharmaceutical company in Japan with a diverse portfolio of pharmaceutical, animal health and food and specialty products. DSP’s strong research and development presence in the areas of central nervous system, diabetes, cardiovascular disease, and inflammation/allergy, is based on the merger in 2005 between Sumitomo Pharmaceuticals Co., Ltd., and Dainippon Pharmaceutical Co., Ltd. Today, DSP has approximately 5,000 employees worldwide. Additional information about DSP is available through its corporate web site at http://www.ds-pharma.co.jp.

About Sepracor

Sepracor is a fully integrated specialty pharmaceutical company dedicated to treating and preventing human disease by discovering, developing and commercializing innovative pharmaceutical products that are directed toward serving large and growing markets and unmet medical needs. Sepracor’s drug development, corporate development, and licensing efforts have yielded a portfolio of pharmaceutical products and candidates with a focus on respiratory and central nervous system disorders. Sepracor’s currently marketed products in the U.S. include LUNESTA® brand eszopiclone, XOPENEX® brand levalbuterol HCl Inhalation Solution, XOPENEX HFA® brand levalbuterol tartrate Inhalation Aerosol, BROVANA® brand arformoterol tartrate Inhalation Solution, OMNARIS® brand ciclesonide Nasal Spray and ALVESCO® brand ciclesonide HFA Inhalation Aerosol. Sepracor’s wholly owned subsidiary, Sepracor Pharmaceuticals, Inc., markets several additional products in Canada that are focused in the cardiovascular, central nervous system, pain and infectious disease therapeutic areas. Sepracor has approximately 2,100 employees worldwide. Additional information about Sepracor is available through its corporate web site at http://www.sepracor.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties.

Lunesta, Xopenex, Xopenex HFA and Brovana are registered trademarks of Sepracor Inc.  Omnaris and Alvesco are registered trademarks of Nycomed GmbH.

For a copy of this release or any recent release, visit Sepracor’s web site at http://www.sepracor.com